Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is between XELR8, Inc. (the "Company") and Kevin Sherman ("Employee"), and is executed effective as of June 1, 2009 (the "Effective Date").

1.  Services to be Rendered by Employee.   The Company hereby employs, engages and hires Employee in the capacity of Vice President of Network and Strategic Development, and Employee hereby accepts and agrees to such hiring, engagement and employment. Employee agrees to perform any and all duties and to assume any and all responsibilities that may be assigned from time to time by the Company or its authorized agents. Employee will devote his full time, energy and skill to the performance of these duties and for the benefit of the Company. Employee shall also exercise due diligence and care in the performance of all duties performed for the Company under this Agreement. In this position, Employee shall report directly to the President of the Company and indirectly to the Chief Executive Officer of the Company.

2.  Term; Termination.

    A.  Term. Subject to the terms and conditions of this Agreement, the Company will employ Employee, and Employee will serve the Company, for two years from the effective date of this Agreement. Upon the expiration of the initial term, this Agreement will automatically renew for successive periods of one year each, unless the Company provides written notice to Employee of its intention not to renew the Agreement at least 90 days prior to the expiration of the then-current term in accordance with Section 2(B)(ii) below.

    B. Termination by the Company. Employee's employment may be terminated by the Company during the term of this Agreement only as follows:

i. At any time without cause upon 90 days prior written notice to Employee;

ii. In connection with the expiration of the then-current term of this Agreement with written notice to Employee at least 90 days prior to such expiration date; and

iii. At any time without prior written notice to Employee for "Cause". Termination for Cause shall be defined as any of the following from and after the Effective Date:

(a) Any willful breach of any material written policy of the Company that results in material and demonstrable liability or loss to the Company or that continues after written notice;

(b) Willful failure to perform or gross negligence in connection with the performance of Employee's duties;

(c) The engaging by Employee in conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than immaterial assets);

(d) Conviction of or entry of a plea of nolo contendere to a felony;

(e) A material breach of this Agreement, including by engaging in action in violation of the restrictive covenants in this Agreement;

(f) Failure to follow a lawful directive of the Chief Executive Officer;

(g) The making of a misrepresentation to, or being dishonest in any other manner with, the Chief Executive Officer or the Board of Directors of the Company, as determined by the Chief Executive Officer or the Board of Directors;

(h) Any other conduct or activity that the Chief Executive Officer determines in good faith jeopardizes the proper conduct of the Company's operations if such conduct or activity continues to occur after written notice; or

(i) Inability to perform substantially all of the duties of the position due to illness or disability, if such inability lasts longer than ninety (90) days and cannot be alleviated by reasonable accommodation.

No act or failure to act by Employee shall be deemed "willful" if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company.

    C. Termination by Employee. Employee may terminate his employment by the Company at any time by giving 90 days prior written notice thereof to the Company.

    D. Effect of Termination.

i. Termination Payment. If Employee's employment by the Company is terminated by Employee or by the Company, all compensation under Section 3 of this Agreement that has accrued in favor of Employee as of the date of such termination, to the extent unpaid or undelivered, will be paid or delivered to Employee on the effective date of termination. If Employee's employment is terminated pursuant to Section 2(B)(i) of this Agreement, the Company will continue to pay to Employee his annual salary (at the rate in effect at the time of termination of his employment) as and when the same would otherwise be due in accordance with this Agreement for three (3) months from the effective date of such termination (the "Termination Payment"), less any applicable withholding, in lieu of all other amounts and in settlement and complete release of all claims Employee may have against the Company (as set forth in a valid release of the Company and its agents and affiliates signed by Employee).

ii. Termination of Obligations of Company.  Upon termination of Employee's employment pursuant to Section 2(B) or Section 2(C), and payment of the Termination Payment set forth in Section 2(D)(i), if applicable, the Company's obligations under this Agreement will terminate.

iii.      No Termination Payment.    Employee shall not be entitled to the Termination Payment in the event that the Company terminates Employee's employment in connection with the expiration of the then-current term of this Agreement pursuant to Section 2(B)(ii) above or for Cause pursuant to Section 2(B)(iii) above, or if Employee terminates the employment pursuant to Section 2(C) above.

iv.      Effect of Termination on Vesting of Stock Options.   In the event that Employee's employment is terminated by the Company pursuant to Section 2(B)(i) above, all unvested options owned by Employee to purchase common stock of XELR8 Holdings, Inc. ("Holdings") shall vest as of the effective date of such termination. In the event that Employee's employment is terminated by the Company in connection with the expiration of the then-current term of this Agreement pursuant to Section 2(B)(ii) above, Employee may exercise vested options in accordance with the terms of the XELR8 Holdings, Inc. 2003 Incentive Stock Award Plan (the "Plan"), hi the event that Employee's employment is terminated for Cause pursuant to Section 2(B)(iii) above, Employee will forfeit all unvested options. Employee may exercise vested options in accordance with the terms of the Plan.

3.   Compensation; Benefits.

    A. Initial Signing Bonus. The Company will pay to Employee a signing bonus of $20,000 (Twenty Thousand and No/100 dollars), which shall be paid upon the Company's first scheduled payroll date following the Effective Date.

    B. Base Salary. During the term of this Agreement, the Company will pay to Employee base salary ("Base Salary") at the initial rate of $140,000 (One Hundred Forty Thousand and No/100 dollars) per annum.

    C. Additional Bonus. Employee will be eligible to participate in any bonus program established by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), provided that Employee is eligible by the terms thereof to participate therein.

    D. Benefit Plans. Employee will be entitled to participate in all fonnal retirement, insurance, hospitalization, disability and other employee benefit plans that are in existence or may be adopted by the Company or in which employees of the Company are eligible to participate, provided that Employee is eligible by the terms thereof and applicable law to participate therein.

    E. Options. The Company hereby grants to Employee, as of the Effective Date, non-statutory stock options (the "Options") to purchase up to 100,000 shares of Holdings' common stock (the "Option Shares"). The Options for the Option Shares shall vest ratably at the end of each calendar quarter over the four calendar years following the date of this Agreement while Employee remains employed by the Company, and shall vest on a pro rata basis for any partial calendar quarters. The exercise price of the Options with respect to each Option Share shall be equal to the closing price of Holdings' common stock on the first date that Employee begins working at the Company. Each Option shall have a term of five years (the "Option Term"), measured from the Effective Date, and shall accordingly expire at the close of business at the end of the Option Term or on the date on which the option shall have been fully exercised in accordance with this Agreement, unless sooner terminated in accordance with the Plan. The grant of the Options under this Agreement is made pursuant to the Plan and is in all respects governed by, limited by and subject to the terms of the Plan, except that the Option Term has been established in the discretion of the Plan administrator. Employee shall not be eligible to receive any other stock-based compensation (including stock options, restricted stock units, restricted common stock shares and free trading common stock), unless approved by the Company. To the extent not set forth in the Plan, should any change be made to the common stock of Holdings by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock of Holdings as a class without Holdings' receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to the Options and (ii) the exercise price for such Options in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder. To the extent necessary to effectuate the intent of this Section and Section 2(D)(iv), the Plan is hereby incorporated herein.

    F. General. All payments under this Agreement will be subject to applicable withholding and similar taxes and will, if applicable, be prorated for the applicable period. Employee's Base Salary and other compensation, unless otherwise noted, will be paid to Employee in accordance with the Company's regular policy. The Compensation Committee will, in its sole discretion, periodically review Employee's Base Salary and other compensation.

4.    Protection of Trade Secrets and Confidential Information.

    A. Definition of "Confidential Information." "Confidential Information" means all nonpublic information concerning or arising from the Company's business, including particularly but not by way of limitation trade secrets used, developed or acquired by the Company in connection with its business; information concerning the manner and details of the Company's operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed or written material generated or used in connection with the Company's business; the Company's business plans and strategies; the identities of the Company's customers and the specific individual customer representatives with whom the Company works; the details of the Company's relationship with such customers and customer representatives; the identities of distributors, contractors and vendors utilized in the Company's business; the details of the Company's relationship with such distributors, contractors and vendors; the nature of fees and charges made to the Company's customers; nonpublic forms, contracts and other documents used in the Company's business; the nature and content of computer software used in the Company's business, whether proprietary to the Company or used by the Company under license from a third party; and all other information concerning the Company's concepts, prospects, customers, employees, contractors, earnings, products, services, equipment, systems and/or prospective and executed contracts and other business arrangements. "Confidential Information" does not include any information regarding individuals, consultants, vendors, or their representatives who are specifically listed on Exhibit A to this Agreement, which is incorporated herein by this reference.

    B. Employee's Use of Confidential Information. Except in connection with and in furtherance of Employee's work on the Company's behalf, Employee shall not, without the Company's prior written consent, at any time, directly or indirectly, use, disclose or otherwise communicate any Confidential Information to any person or entity.

    C. Acknowledgments. Employee acknowledges that during the term of his employment, Employee will have access to Confidential Information, all of which shall be made accessible to Employee only in strict confidence; that unauthorized disclosure of Confidential will damage the Company's business; that Confidential Information would be susceptible to immediate competitive application by a competitor of the Company; that the Company's business is substantially dependent on access to and the continuing secrecy of Confidential Information; that Confidential Information is unique to the Company and known only to Employee, the Company and certain key employees and contractors of the Company; that the Company shall at all times retain ownership and control of all Confidential Information; and that the restrictions contained in this paragraph are reasonable and necessary for the protection of the Company's business.

    D. Records Containing Confidential Information. All documents or other records containing or reflecting Confidential Information ("Confidential Documents") prepared by or provided to Employee are and shall remain the Company's property. Except with the Company's prior written consent, Employee shall not copy or use any Confidential Document for any purpose not relating directly to Employee's work on the Company's behalf, or use, disclose or sell any Confidential Document to any party. Upon the termination of Employee's employment or upon the Company's request, Employee shall immediately deliver to the Company or its designee (and shall not keep in Employee's possession or deliver to anyone else) all Confidential Documents and all other property belonging to the Company.   This paragraph shall not bar Employee from complying with any subpoena or court order, provided that Employee shall at the earliest practicable date provide a copy of the subpoena or court order to the Chief Executive Officer of the Company.

    E. Employee's Former Employers' Confidential Information. Employee shall not, during Employee's employment with the Company, improperly use or disclose to the Company any proprietary information or trade secrets belonging to any former employer or any third party as to whom Employee owes a duty of nondisclosure.

5.  Non-Solicitation. During the term of Employee's employment and for a period of twelve (12) months after termination of Employee's employment or the expiration of the then-current term of this Agreement, Employee shall not, without the Company's prior written consent, directly or indirectly:

    A. Cause or attempt to cause any employee, agent, distributor, endorser or contractor of the Company to terminate his or her employment, agency, distributor, endorser or contractor relationship with the Company; interfere or attempt to interfere with the relationship between the Company and any employee, agent, distributor, endorser or contractor of the Company or hire or attempt to hire any employee, agent, distributor, endorser or contractor of the Company; or

    B. Solicit business from any customer or client served by the Company at any point during the term of Employee's employment; or interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company was involved at any point during the term of Employee's employment.

The covenants under this Section 5 shall not apply to, and nothing in this Agreement shall prevent Employee from soliciting or entering into a relationship at any time with any individuals, consultants, vendors, or their representatives who are specifically listed on Exhibit A to this Agreement.

6.        Non-Competition. During the term of Employee's employment and for a period of three (3) months after termination of Employee's employment or the expiration of the then-current term of this Agreement, Employee shall not, without the Company's prior written consent, directly or indirectly engage in any business that is in competition with the business conducted by the Company anywhere in the United States, whether as proprietor, partner, joint venturer, employer, agent, employee, consultant, officer, or beneficial or record owner of more than 2% of the stock of a corporation, business, or association. For purposes of this Section, a business is "in competition" with the Company if it engages in business in the nutritional product network marketing field. However, Employee will not be prohibited from owning securities in a business in competition with the Company if the securities are listed on a stock exchange or traded on the over-the-counter market and represent 2% or less of that class of securities issued and outstanding.   Employee specifically acknowledges and agrees that the Company's business covers the market area identified above, and agrees that the restrictions contained in this Section are reasonable in scope under Colorado law.

7.  Inventions.

    A. Disclosure. Upon the Company's request, Employee shall promptly disclose to the Company, in a manner specified by the Company in its sole discretion, all ideas (including new products), processes, trademarks and service marks, inventions, discoveries and improvements to any of the foregoing, that Employee learns of, conceives, develops or creates alone or with others during the term of Employee's employment (whether or not conceived, developed or created during working hours) that directly or indirectly arises from or relates to: (i) the Company's business; (ii) work performed for the Company by Employee or any other Company employee; (iii) the use of the Company's property or time; or (iv) access to the Company's Confidential Information and/or Confidential Documents.

    B. Assignment. Employee assigns to the Company, without further consideration, Employee's entire right to any concept, idea or invention described in the preceding paragraph, which shall be the sole and exclusive property of the Company whether or not subject to patent, copyright, trademark or trade secret protection under applicable law. Employee also acknowledges that all original works of authorship that are made by Employee (solely or jointly with others), within the scope of Employee's employment, and that are protectable by copyright, are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. § 101). To the extent that any such works, by operation of law, cannot be "works made for hire," Employee assigns to the Company all right, title and interest in and to such works and to any related copyrights.

    C. Additional Instruments. Employee shall promptly execute, acknowledge and deliver to the Company all additional instruments or documents deemed at any time by the Company in its sole discretion to be necessary to carry out the intentions of this paragraph.

8.  Survival. Employee's obligations under this Agreement shall survive the termination of Employee's employment and shall thereafter be enforceable whether or not such termination is later claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed or claimed to be owed by the Company to Employee.

9.  Remedies. Employee acknowledges that upon a breach of any obligation under this Agreement, the Company will suffer immediate and irreparable harm and damage for which money alone cannot fully compensate the Company. Employee therefore agrees that upon such breach or threat of imminent breach of any obligation under this Agreement, the Company shall be entitled to, and Employee shall not oppose entry of, a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief, without posting any bond or other security, barring Employee from violating any such provision. This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to the Company under this Agreement or the law, including the right to seek damages from Employee for a breach of any provision of this Agreement, nor shall this paragraph be construed to limit the rights or remedies available under Colorado law for any violation of any provision of this Agreement.

10.    Miscellaneous.

    A. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee and supersedes all prior oral or written agreements and understandings with respect to the subject matter hereof. The Company and Employee acknowledge and agree that, aside from the relationship and obligations established under this Agreement, there are no other relationships or obligations existing between Employee and the Company or any affiliated, parent, or subsidiary entity of the Company, or any of their shareholders, directors, officers, employees, agents, or other representatives (collectively, the "Company Affiliates") except as expressly set forth in this Agreement. Specifically, Employee acknowledges that Employee is not entitled to any compensation from the Company or any of the Company Affiliates, except as expressly set forth In Section 3 of this Agreement, above. Employee agrees and understands that neither the Company nor the Company Affiliates will be liable or obligated for any oral representations or commitments made prior to the execution hereof or for claims of negligent or fraudulent misrepresentation based on any such oral representations or commitments, and that no modifications of this Agreement will be effective except those in writing and signed by the parties. The Company does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement. Employee further acknowledges and agrees that no representations have been made to him by the Company or any Company Affiliates that contradict this Agreement.

    B. Heirs and Assigns. This Agreement shall be binding upon Employee's heirs, executors, administrators or other legal representatives, shall inure to the benefit of the Company, its successors or assigns, and shall be freely assignable by the Company, but not by Employee.

    C. Governing Law. This Agreement and all other disputes or issues arising from or relating in any way to the Company's relationship with Employee, shall be governed by the internal laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction.

    D. Severability. If any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of the Agreement shall remain fully enforceable. To the extent that any court concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the parties' express desire that the Company be protected to the greatest extent possible under applicable law from improper competition and/or the misuse or disclosure of trade secrets, Confidential Documents and/or Confidential Information.

    E.  Disputes. Any action arising from or relating any way to this Agreement, or otherwise arising from or relating to Employee's employment with the Company, shall be tried only in the state or federal courts situated in Denver, Colorado. The parties consent to jurisdiction and venue in those courts to the greatest extent possible under law. The prevailing party in any action to enforce any provision of this Agreement shall recover all costs and attorneys' fees incurred in connection with the action.

IN WITNESS WHEREOF, the undersigned has executed this Employment Agreement to be effective as of the Effective Date.

EMPLOYEE:	COMPANY:
/s/ Kevin Sherman	XELR8, INC. By: /s/ John D. Pougnet
Kevin Sherman	Name: John D. Pougnet Title: Chief Executive Officer and Chief Financial Officer